                                                                    EXHIBIT 99.A


                                    EXHIBIT A

                               DETREX CORPORATION
                    P. O. BOX 5111, SOUTHFIELD, MI 48086-5111
                       (248) 358-5800, FAX: (248) 358-5803

                                  PRESS RELEASE

DETREX CORPORATION (NASDAQ - DTRX)                   April 30, 2001

Contact:          Steven J. Quinlan

Phone: (248) 358-5800
FAX: (248) 358-5803

                        DETREX CORPORATION NAMES NEW CEO

Southfield, Michigan - April 30, 2001 - Detrex Corporation (NASDAQ: DTRX), a diversified manufacturer of chemicals and allied products today announced that Thomas E. Mark was named President and Chief Executive Officer succeeding William C. King who will remain non-executive Chairman of the Board of Directors. Mr. Mark held the position of President and Chief Operating Officer since 1996.

Detrex also named Robert M. Currie, Vice President, General Counsel and Secretary. Mr. Currie was formerly General Counsel and Secretary since 1993.

In a further announcement, Detrex named Steven J. Quinlan Treasurer, Controller and Chief Accounting Officer. Mr. Quinlan had been controller since 1999.